UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 1, 2005

EMMIS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

INDIANA

(State of incorporation or organization)

0-23264
(Commission file number)

35-1542018
(I.R.S. Employer
Identification No.)

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

      The Board of Directors of Emmis Communications Corporation approved forms of grant agreements for stock options and restricted stock awards under the Emmis Communications Corporation 2004 Equity Compensation Plan for awards on March 1, 2005. The form of option grant agreement provides for the issuance of either incentive stock options or nonqualified stock options with ten-year terms and a specified vesting schedule and provides for a variety of exercise mechanisms as authorized by the plan. The form of restricted stock grant agreement provides for the delivery of shares of Emmis common stock to the grantee subject to forfeiture if specified vesting conditions are not satisfied.

      Copies of the forms of grant agreements are included as exhibits to this filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits

EXHIBIT #	DESCRIPTION
10.1	Form of Stock Option Grant Agreement.
10.2	Form of Restricted Stock Grant Agreement.

Signatures.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: March 7, 2005	By:	/s/ J. Scott Enright
J. Scott Enright, Vice President,
Associate General Counsel and Secretary